Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Convedia Corporation
We have audited the consolidated balance sheet of Convedia Corporation as at March 31, 2006 and the consolidated statement of loss, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on the financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2006 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.
/s/ DELOITTE & TOUCHE LLP
Chartered Accountants
Vancouver, British Columbia
May 12, 2006 (except as to Note 13, which is as of September 1, 2006)

CONVEDIA CORPORATION
CONSOLIDATED BALANCE SHEET
March 31, 2006
(Stated in U.S. dollars)

Assets

Current
Cash and cash equivalents	$4,368,333
Accounts receivable and other (Note 3)	3,491,898
Investment tax credits receivable (Note 11)	1,228,700
Inventories and advances (Note 4)	837,396
Prepaid expenses and deposits	395,691

Total current assets	10,322,018
Plant and equipment (Note 5)	1,000,639

Total assets	$11,322,657

Liabilities

Current
Accounts payable and accrued liabilities (Note 6)	$2,890,995
Deferred revenue	647,489
Obligations under term loan, current portion (Note 7)	129,833

Total current liabilities	3,668,317
Due to Technology Partnerships Canada (Note 8)	754,297
Obligations under term loan, long-term portion (Note 7)	197,767

Total liabilities	4,620,381

Commitments and contingency (Note 9)

Shareholders’ Equity

Preference shares (Note 10)	29,704,010
Common shares (Note 10)	32,882,912
Additional paid in capital	843,306
Deficit	(56,727,952)

Total shareholders’ equity	6,702,276

Total liabilities and shareholders’ equity	$11,322,657

See accompanying notes to the consolidated financial statements.

CONVEDIA CORPORATION
CONSOLIDATED STATEMENT OF LOSS
Year ended March 31, 2006
(Stated in U.S. dollars)

Revenue	$13,724,630

Expenses
Cost of sales	4,521,432
Research and development	7,468,123
Selling	4,699,780
General and administrative	1,952,250

Loss from operations	(4,916,955)

Other
Foreign exchange gain	24,574
Interest income	190,061
Interest expense	(14,399)

Total other	200,236

Loss before income taxes	(4,716,719)
Tax recovery from investment tax credits	(600,869)

Net loss	$(4,115,850)

See accompanying notes to the consolidated financial statements.

CONVEDIA CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Year ended March 31, 2006

		Common shares				Total
		Class A voting		Additional		shareholders’
	Amount	Number	Amount	paid in capital	Deficit	equity
Balance at March 31, 2005	$29,704,010	34,347,825	$32,863,564	$840,878	$(52,612,102)	$10,796,350
Stock options issued to advisors	—	—	—	2,428	—	2,428
Issued on exercise of warrants	—	888,889	17,768	—	—	17,768
Issued on exercise of options	—	79,017	1,580	—	—	1,580
Net loss	—	—	—	—	(4,115,850)	(4,115,850)

Balance at March 31, 2006	$29,704,010	35,315,731	$32,882,912	$843,306	$(56,727,952)	$6,702,276

See accompanying notes to the consolidated financial statements.

CONVEDIA CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended March 31, 2006
(Stated in U.S. dollars)

2006
Operating activities:
Net loss	$(4,115,850)
Items not affecting cash
Amortization and depreciation	494,915
Stock compensation expense	2,428
Unrealized foreign exchange loss	30,634
Changes in operating assets and liabilities:
Accounts receivable and other	(1,314,279)
Investment tax credits receivable	201,264
Inventories and advances	1,367,806
Prepaid expenses and deposits	(148,439)
Accounts payable and accrued liabilities	139,846
Deferred revenue	268,487

Cash used in operations	(3,073,188)

Investing activity:
Purchase of plant and equipment	(544,989)

Cash used in investing	(544,989)

Financing activities:
Proceeds on exercise of warrants	17,768
Proceeds on exercise of options	1,580
Due to Technology Partnerships Canada	(253,471)
Obligations under term loan	327,600

Cash provided by financing	93,477

Decrease in cash and cash equivalents	(3,524,700)
Cash and cash equivalents, beginning of year	7,893,033

Cash and cash equivalents, end of year	$4,368,333

See accompanying notes to the consolidated financial statements.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
1.	NATURE OF BUSINESS

The Corporation was incorporated on September 8, 1994 under the Canada Business Corporations Act and commenced active operations in August 1995. The Corporation develops and supplies next generation, Softswitch compliant media servers that enable communications service providers to rapidly deliver innovative and differentiated voice and video services over the Internet Protocol (“IP”) networks.

2.	ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the following significant accounting policies:
(a)	Basis of consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, Convedia Inc. (United States) and Convedia Limited (United Kingdom). All material intercompany balances and transactions have been eliminated.

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used for, but not limited to, accounting for doubtful accounts, estimates of amounts recoverable from investment tax credits, provisions for obsolete inventory, estimates of future cost associated with the product warranties, estimates of recoverability of long-lived assets, amortization, income taxes, and contingencies. Actual results may differ from those estimates.

(c)	Foreign currency translation

The Corporation’s functional currency is the U.S. dollar. Monetary assets and liabilities denominated in other than the U.S. dollar are translated using the exchange rates prevailing at the balance sheet date. Revenues and expenses are translated using average exchanges rates prevailing during the period. Gains and losses on foreign currency transactions are recorded in operations.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(d)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and balances with banks, and investments in securities with initial terms to maturity of three months or less.

(e)	Inventories and advances

Inventories are valued at the lower of cost and net realizable value, with cost being determined using the first-in, first-out method. Inventories consist of raw materials, work-in-process and finished goods. Advances on inventory are contractual obligations for inventory purchased by the Corporation’s manufacturer.

(f)	Plant and equipment

Plant and equipment are recorded at cost and are amortized on a declining balance-basis at annual rates calculated to amortize the cost of the assets over their estimated useful lives as follows:

Office equipment	20%
Vehicle	30%
Computer hardware	30%
Computer software	30% - 100%
Leasehold improvements	lease term
In the year of acquisition one-half of the above rates are used.

(g)	Impairment of long-lived assets

The Corporation periodically compares the carrying value of its long-lived assets to the undiscounted net cash flows from their future use and eventual disposal. The Corporation records an impairment loss in the period when it is determined that the carrying value exceeds those undiscounted estimates of future cash flows. The impairment loss is measured as the excess of the carrying value of the asset over its fair value.

(h)	Research and development costs

Research and development costs are expensed as incurred.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(i)	Investment tax credits

Investment tax credits relating to scientific research and experimental development are accounted for using the deferral method. To the extent there is reasonable assurance the credits will be realized, they are recorded in the year the related expenditure is made as an income tax recovery.

(j)	Revenue recognition

Revenue consists of product sales, installation and training and support.
(i)	The Corporation recognizes revenues for product sales on delivery provided evidence of an arrangement with a customer exists, revenue is fixed or determinable, and collection is probable. Provisions for warranty related costs are recorded in the period in which the revenue is recognized based on warranty terms (one year to two years) and prior experience. During the year ended March 31, 2006, $29,015 was charged to the product warranty accrual.

(ii)	Revenues from installation and training services are recognized as these services are performed.

(iii)	Revenues from support services are recognized ratably over the contractual term. When customers are billed in advance of performance of the services, the revenue is deferred until such time as the services are performed.
The Corporation accounts for bundled sales (product sale, installations, training and support) as multiple-element arrangements. The Corporation recognizes revenue for the elements separately as (i) the sales of the products, installation, training and support represent separate earnings processes, and (ii) revenue is allocated among the elements based on evidence of the fair value of the elements.

Deferred revenue represents cash received for revenue not yet earned and support revenue which has not yet been earned.

(k)	Advertising

The Corporation expenses advertising costs as they are incurred. Advertising expense is included in selling expenses and amounted to $383,092 in the year ended March 31, 2006.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(l)	Income taxes

Deferred income taxes relate to the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values. Deferred tax assets, if any, are recognized only to the extent that, in the opinion of management, it is more likely than not that the deferred income tax assets will be realized. Deferred income tax assets and liabilities are adjusted for currently enacted tax laws and rates.

(m)	Stock-based compensation plan

The Corporation has elected under FAS No. 123, Accounting for Stock Based Compensation, to account for employee options using the intrinsic value method. As all stock options are granted with an exercise price equal or higher than the market value of the underlying common shares on the date of the grant, no compensation expense is required to be recognized. FAS 123 uses a fair value method of calculating the cost of stock options grants. Had compensation cost for the employee stock option plan been determined by this method, the Corporation’s net loss would have been as follows:

Net loss
As reported	$(4,115,850)
Less: Additional employee compensation expense determined under the fair value based method	(16,361)

Pro forma net loss	$(4,132,211)

The Corporation recognizes the calculated benefit at the date of granting the stock options on a straight-line basis over the shorter of the expected service period and the vesting period. The Corporation has estimated the fair value of each option on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield	0%
Expected stock price volatility	0-25%
Risk-free interest rate	3.18-4.06%
Expected life of options	5 years
The stock-based compensation plan is described in Note 10.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(n)	Financial instruments
(i)	Financial risk

Certain balances are denominated in Canadian dollars and as a result, the Corporation is at risk to fluctuations in foreign exchange rates. For the year ending March 31, 2006 average Canadian dollar balances held in cash and cash equivalents amounted to Cdn$3 million. In addition, a significant portion of the Corporation’s expenses are denominated in Canadian dollars. The Corporation does not use derivative instruments to reduce its exposure to foreign currency.

(ii)	Fair values

The fair values of the Corporation’s cash and cash equivalents, accounts and other receivables, deposits, accounts payable and accrued liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of the amount due to Technology Partnerships Canada is not readily determinable as it is dependent on future revenue. The Corporation has recorded the maximum amount repayable in the financial statements (Note 8).

(iii)	Concentration of business risk and economic dependence

The Corporation is exposed to customer concentration risk as one customer represents 18% of the Corporation’s revenue and 18% of trade accounts receivable for the year ended March 31, 2006.
(o)	Comprehensive income

SFAS No. 130, Reporting Comprehensive Income, requires a full set of general purpose financial statements to be expanded to include the reporting of “comprehensive income”. For the year ended March 31, 2006, there are no items other than net loss that require reporting in comprehensive income.

(p)	Segment information

SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas and major customers. The Company has determined it conducts its operations in one business segment.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(q)	Recent accounting pronouncements

In March 2004, the FASB issued EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which provides new guidance for assessing impairment losses on investments. Additionally, EITF 03-1 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provision of EITF 03-1; however, the disclosure requirements remain effective for annual periods ending after June 15, 2004. The adoption of the disclosure provisions of EITF 03-1 did not have a material impact on the Corporation’s consolidated financial statements. The Corporation does not expect the accounting provisions of EITF 03-1 to have a material impact on its consolidated financial position, results of operations or cash flows.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 151, Inventory Costs, An Amendment of ARB No. 43, Chapter 4 (“SFAS 151”). This statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing and requires that abnormal amounts of idle facility expense, freight, handling costs and wasted material be recognized as current period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Corporation does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which requires companies to measure and recognize compensation expense for all stock-based payments at fair value. SFAS No. 123R is effective for annual periods beginning after December 15, 2005 and, thus, will be effective for the Corporation beginning with the first quarter of fiscal 2007. The Corporation is currently evaluating the impact of SFAS No. 123 on its financial position and results of operations. See Stock-based compensation plan above for information related to the pro forma effects on the reported net income and net income per share when applying the fair value recognition provisions of the previous SFAS No. 123 to stock-based employee compensation.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(q)	Recent accounting pronouncements (continued)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets — An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions. SFAS No. 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Corporation’s consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS Statement No. 154, Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 is a replacement of Accounting Principles Board Opinion No. 20 (“APB 20”) and FASB Statement No. 3. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and the Corporation will adopt this standard on April 1, 2006. The Corporation does not expect that the adoption of SFAS 154 will have a material impact on the consolidated results of operations, financial condition and cash flows.

On July 14, 2005, the FASB issued an exposure draft of a proposed Interpretation, Accounting for Uncertain Tax Positions — an Interpretation of FASB Statement No. 109. The proposed interpretation would require companies to recognize the best estimate of an uncertain tax position only if it is probable of being sustained on audit by the taxation authorities. Subsequently, the tax benefit would be derecognized (by either recording a tax liability or decreasing a tax asset) when the probable threshold is no longer met and it is more likely than not that the tax position will not be sustained. The proposed Interpretation would be effective for years ending after December 15, 2005 and treated as a change in accounting policy. It would require companies to assess all uncertain tax positions and only those meeting the probable threshold at the transition date would continue to be recognized. The difference between the amount previously recognized and the amount recognized after applying the proposed Interpretation would be recorded as the cumulative-effect adjustment in the 2005 statement of earnings (restatement is not permitted). The comment period ended September 12, 2005. The Company does not expect the proposed Interpretation to have a material impact on its results.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
2.	ACCOUNTING POLICIES (Continued)
(q)	Recent accounting pronouncements (continued)

In October 2005, the FASB issued FASB Staff Position FAS 123(R)-2, Practical Accommodation to the Application of Grant Date as Defined in FAS 123(R) (“FSP 123(R)-2”). FSP 123(R)-2 provides guidance on the application of grant date as defined in SFAS No. 123(R). In accordance with this standard a grant date of an award exists if (a) the award is a unilateral grant and (b) the key terms and conditions of the award are expected to be communicated to an individual recipient within a relatively short time period from the date of approval. The Corporation will adopt this standard when it adopts SFAS No. 123(R), and does not anticipate that the implementation of this Statement will have a significant impact on results of operations.

In November 2005, the FASB issued FASB Staff Position FAS 123(R)-3, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards (“FSP 123(R)-3”). FSP 123(R)-3 provides an elective alternative method that establishes a computational component to arrive at the beginning balance of the accumulated paid-in capital pool related to employee compensation and a simplified method to determine the subsequent impact on the accumulated paid-in capital pool of employee awards that are fully vested and outstanding upon the adoption of SFAS No. 123(R). The Corporation is currently evaluating this transition method.
3.	ACCOUNTS RECEIVABLE AND OTHER

Trade accounts recoverable (net of allowance for doubtful accounts in 2006 of $Nil)	$3,403,711
Interest receivable and other	19,021
Input tax credits receivable	69,166

$3,491,898

The Corporation has mitigated its credit risk by obtaining accounts receivable insurance or requiring a customer letter of credit on 93% of the Corporation’s revenue and 98% of the accounts receivable balance for the year ending March 31, 2006. Revenue, based on the location of end customers, was earned in Canada ($443,687), the United States and Mexico ($6,791,857), Asia and Australia ($4,318,643), and Europe and the Middle East ($2,170,443).

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
4.	INVENTORIES AND ADVANCES

Raw materials	$161,092
Work in progress	36,300
Finished goods	225,411
Advances on inventory	414,593

$837,396

5.	PLANT AND EQUIPMENT

		Accumulated	Net book
	Cost	amortization	value
Office equipment	$324,109	$192,796	$131,313
Vehicle	36,512	21,305	15,207
Computer hardware	1,380,176	733,186	646,990
Computer software	673,671	524,476	149,195
Leasehold improvements	117,042	59,108	57,934

	$2,531,510	$1,530,871	$1,000,639

All of the Company’s long-lived assets are located in Canada.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade accounts payable	$1,876,698
Accrued compensation and other employee benefits payable	911,260
Product warranty accrual	103,037

$2,890,995

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
7.	CREDIT FACILITIES

On May 12, 2005, the Corporation entered into an agreement with a Canadian subsidiary of a major U.S. bank for the provision of credit facilities to the Corporation. The credit facilities consist of an operating line to a maximum of $3,000,000 to support working capital and term loans for approximately $1,000,000 to support capital expenditures. Interest is payable monthly. The operating line bears interest at U.S. prime rate and the loans bear interest at U.S. prime rate plus 0.25%. The credit facilities are secured by a first priority general security interest on the Corporation’s assets. At March 31, 2006, there was $Nil owing on the operating line and $327,600 owing on the loans. As at March 31, 2006, the minimum payments under the term loans are as follows:

2007	$129,833
2008	140,747
2009	57,020

$327,600

8.	DUE TO TECHNOLOGY PARTNERSHIPS CANADA

In fiscal 1998, the Corporation entered into a technology and application development project agreement with Technology Partnerships Canada under which it received contributions totalling Cdn$1,089,740. In exchange for this contribution, the Corporation agreed to a 2% royalty on gross revenue, beginning April 1999, to a maximum of Cdn$1,560,000. During fiscal 2002, the Corporation recorded the difference between the amount received and the maximum amount repayable of Cdn$470,260 as a financing cost. At March 31, 2006, remaining royalties payable to Technology Partnerships Canada were $754,297 (Cdn$880,339). The Technology Partnerships Canada agreement expires on the earlier of full repayment of Cdn$1,560,000 and July 31, 2007.

9.	COMMITMENTS AND CONTINGENCY
(a)	The Corporation has obligations under operating leases that expire in May 2007. As at March 31, 2006, the minimum lease payments are as follows:

2007	$750,039
2008	127,753

$877,792

(b)	During the year ended March 31, 2006, the Corporation entered into a non-cancellable non-returnable purchase agreement with a supplier to secure inventory parts. At March 31, 2006, the remaining obligation under the purchase agreement was $119,000.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
9.	COMMITMENTS AND CONTINGENCY (Continued)
(c)	In connection with certain corporate transactions, the Corporation may be required to pay certain amounts to advisors.
10.	SHARE CAPITAL
(a)	Authorized

An unlimited number of Class A Voting Common Shares

An unlimited number of Class B non-voting Common Shares

An unlimited number of Preference Shares issuable in Series

150,000,000 Series 1 Preference shares

While there are an unlimited number of common shares authorized, under protective provisions attaching to the Series 1 Preference Shares, the Corporation shall not without first obtaining approval of not less than 60% of the then outstanding Series 1 Preference Shares, issue or reserve for issue more than an aggregate of 125,000,000 Class A Common Shares and Class B Common Shares.

A holder of a Class A Voting Common Share is entitled to convert each share into a Class B Non-voting Common Share at any time. A holder of a Class B Non-voting Common Share is entitled, upon a substantial change in control of the Corporation, to convert each share into a Class A Voting Common Share. The two classes of common shares are equal in all respects except with respect to voting and conversion rights.

A holder of Series 1 Preference Shares is entitled to the number of votes that the holder would be entitled to if such shares had been converted into common shares. Series 1 Preference Shares are convertible at any time into Class A Voting common shares. The conversion price of the Series 1 Shares will be subject to adjustment to prevent dilution in the event the Corporation issues additional shares (other than reserved employee shares, shares to lenders, strategic partners or in connection with the acquisition of a company or technology as approved by the Board of Directors) at a purchase price less than the then applicable conversion price of the Series 1 Shares. The Series 1 Shares carry the right to receive an 8% non-cumulative dividend whenever funds are legally available and when and as declared by the Board. In the event of a liquidation, dissolution or winding up of the Corporation, the Series 1 Shares will first be entitled to receive a preference to the holders of the Common Shares equal to 1.5 times the original purchase price plus any dividends declared but not paid. Any remaining assets will then be allocated pro rata until the holders of the Series 1 Shares have received 3 times the original purchase price plus any unpaid dividends. Any remaining assets will be allocated to the common shareholders. The Series 1 Shares are subject to mandatory conversion immediately prior to the closing of an initial public offering.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
10.	SHARE CAPITAL (Continued)
(b)	Stock option plan

On November 1, 2001 the Corporation’s Shareholders approved the Stock Option Plan effective as of September 17, 2001. Under the Stock Option Plan, the Board is empowered to grant options to purchase Class A Common Shares to directors, officers, current full-time or part-time employees and consultants of the Corporation or its subsidiary. The Board of Directors has reserved an aggregate of 24,400,000 Class A Common Shares for issuance upon the exercise of options granted under the Stock Option Plan. 4,159,279 options have been exercised, leaving a balance of 20,240,721 shares reserved for issuance upon exercise of options. Options are to be granted with an exercise price determined by the Board of Directors based on the fair market value of the Class A Common Shares on the day prior to the date that such option is granted. In the case of incentive stock options (as defined in the Stock Option Plan) for U.S. resident optionees, the exercise price of an option will be determined by the Board of Directors based on either: (i) the fair market value of the Class A Common Shares on the date that such option is granted, or (ii) 110% of the fair market value of the Class A Common Shares on the date that such option is granted.

The Stock Option Plan provides that, unless otherwise determined by the Board of Directors or the Compensation Committee (with the approval of all of the directors nominated by the holders of Series 1 Shares), the options vest one-quarter on the first anniversary and the remaining options vest monthly over the next 36 months. The options remain exercisable until the fifth anniversary of the date of grant, unless otherwise specified by the Board of Directors or the Compensation Committee with the approval of the Board of Directors.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
10.	SHARE CAPITAL (Continued)
(c)	Stock option plan activity

Activity in the stock option plans for the year ended March 31, 2006 is summarized below:

			Weighted
			average
		Exercise	exercise
	Options	prices	price
Options outstanding, March 31, 2005	15,172,494	$0.02 and Cdn$0.70	$0.02
Granted	3,288,350	$0.02-0.10	$0.03
Exercised	(79,017)	$0.02	$0.02
Expired	(483,830)	$0.02 and Cdn$0.70	$0.15

Options outstanding, March 31, 2006	17,897,997	$0.02-0.10 and Cdn$.0.70	$0.02

Information regarding stock options outstanding and exercisable at March 31, 2006 is summarized below:

		Options outstanding				Options exercisable
		Number	Weighted	Weighted		Number	Weighted
		outstanding	average	average		exercisable	average
Exercise		at March 31,	contractual	exercise		at March 31,	exercise
price		2006	life	price		2006	price
	$0.02	17,367,997	3.4 years		$0.02	7,726,385		$0.02
	$0.05	375,000	4.5 years		$0.05	—		$0.05
	$0.10	152,000	4.9 years		$0.10	—		$0.10
Cdn$	0.70	3,000	1.2 years	Cdn$	0.70	2,750	Cdn$	0.70

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
11.	INCOME TAXES

Reconciliation between expected income taxes computed at the statutory rate and the provision for income taxes is as follows at March 31, 2006:

Income taxes at statutory rate of 34.12%	$(1,610,000)
Tax benefit not recognized on current year losses	1,490,000
Unclaimed unbenefited scientific research and experimental development expenditures	73,000
Refundable investment tax credits claimed	600,869
Other permanent differences	47,000

$600,869

The Company’s significant deferred tax assets and liabilities at March 31, 2006 are as follows:

Deferred tax assets
Operating loss carryforwards	15,300,000
Undepreciated capital cost of plant and equipment	2,000,000
Scientific research and experimental development expenditures	2,000,000

19,300,000
Valuation allowance	(19,300,000)

Net deferred tax assets	—
Deferred tax liabilities	—
The Corporation has approximately Cdn$46,632,122 of non-capital losses for Canadian tax purposes expiring between 2006 and 2015, Cdn$6,699,000 in undepreciated capital cost and Cdn$6,706,000 in unclaimed scientific research and experimental development expenditures to be carried forward and applied against future income for tax purposes. In addition, the Corporation, through its U.S. subsidiary, has net operating loss carryforwards for United States tax purposes of approximately $4,750,000 that expire in various years through 2021. The potential benefit of these losses has not been reflected in these financial statements as a full valuation allowance has been taken.

CONVEDIA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Stated in U.S. dollars unless otherwise indicated)
12.	RELATED PARTY TRANSACTIONS

Alcatel Canada Inc.

At March 31, 2006, an amount of $9,500 is due to Alcatel Canada Inc. (“Alcatel”), a shareholder. During fiscal 2006, the Corporation paid rent of $535,423 to Alcatel and sold product and services of $1,645,433 to the Alcatel group of companies.

On March 30, 2001, the Corporation entered into a license agreement with Alcatel for the design of the hi-power shelf that is part of Convedia’s CMS 6000 product. During fiscal 2006, royalties of $26,750 were paid to Alcatel.

On October 31, 2002 the Corporation entered into a one-year lease with Alcatel for the period June 1, 2003 to May 31, 2004. On March 1, 2004, the lease was renewed for an additional year. On March 4, 2005, the lease was amended to add additional space and to extend the existing lease to May 31, 2007. Minimum lease payments are disclosed in Note 9.

These transactions are in the normal course of business and are measured at the exchange amount, which is the consideration established and agreed to by the noted parties.

13.	SUBSEQUENT EVENT

On July 26, 2006, the Company and RadiSys Canada, Inc. (“RadiSys”), a corporation incorporated under the laws of Canada and a wholly-owned subsidiary of RadiSys Corporation, entered into an Arrangement Agreement (the “Arrangement Agreement”) pursuant to which RadiSys would acquire all of the capital stock of the Company (the “Arrangement”). On September 1, 2006, the Arrangement was consummated, whereupon RadiSys acquired all of the capital stock of the Company and the Company became a wholly-owned subsidiary of RadiSys. Pursuant to the Arrangement Agreement, RadiSys paid $105 million in cash at closing. Up to an additional $10 million in cash is payable based on a contingent payment formula tied to achieving certain profitability goals during the twelve-month period beginning October 1, 2006. The Arrangement was approved by the Supreme Court of British Columbia and by the shareholders and option holders of the Company.